UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2011

NILE THERAPEUTICS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West 4th Ave., Suite 400
San Mateo, California 94402
(Address of Principal Executive Offices)

(650) 458-2670
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2011, the Compensation Committee of the Board of Directors of Nile Therapeutics, Inc. (the “Company”) awarded to Daron Evans, the Company’s Chief Financial Officer, a 10-year option to purchase 50,000 shares of the Company’s common stock at an exercise price equal to $0.69 per share. The stock option award was made pursuant to the Company’s Amended and Restated 2005 Stock Option Plan (the “Plan”) and was fully-vested and immediately-exercisable upon the date of grant.  The stock option award is evidenced by a stock option agreement between the Company and Mr. Evans in the standard form of agreement for use under the Plan, a copy of which was filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on September 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: April 22, 2011	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer